Investor Update February 12, 2025 NYSE: AMTB amerantbank.com

Being the bank of choice in the markets we serve. Table of Contents 1 2 3 About Us Company Updates Performance Updates Investor Update | 2

Important Notices and Disclosures Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward -looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our securities repositioning and loan recoveries, reaching effective resolutions on problem loans, or significantly reducing special mention and/or non-performing loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward- looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024 (the “Form 10-K”), our quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed on May 3, 2024, in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024 filed on November 4, 2024 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SE C’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended September 30, 2024, June 30, 2024, March 31, 2024, and the three and twelve month periods ended December 31, 2024, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2024, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for net unrealized losses on debt securities held to maturity”, and “tangible stockholders’ equity (book value) per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”, and “tangible stockholders’ book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2024, including the effect of non-core banking activities such as the sale of loans and securities (including the investment portfolio repositioning initiated in the third quarter of 2024) and other repossessed assets, the sale of our Houston franchise, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, the early repayment of FHLB advances, Bank owned life insurance restructure, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results. Investor Update | 3

About Us

19 Banking Centers 10 Miami-Dade 6 Broward 2 Palm Beach 1 Tampa, FL Headquarters Coral Gables, FL Regional Corporate Offices Tampa, FL Plantation, FL About Us History Team Members Assets Deposits AUM Founded in 1979 Completed IPO in December 2018 Rebranded as Amerant in June 2019 698 FTEs (80 FTEs - Amerant Mortgage) $9.9 billion $7.9 billion $2.9 billion under management/custody Investor Update | 5 Financial and non-financial information provided here is as of December 31, 2024 Upcoming Banking Centers > Miami Beach (41st Street) > Miami Beach (Bay Harbor Islands) > West Palm Beach > Downtown Tampa Upcoming Regional Offices > West Palm Beach

Our Investment Proposition Established franchise with high scarcity value; presence in attractive, high-growth markets of South Florida, Tampa and Central Florida. Strong and diverse deposit base; organic, deposits-first focus. Well capitalized; solid credit reserve coverage. Completed multiyear transformation; focus is now on execution and profitable growth. Investor Update | 6 Executive leadership focused on executing strategic plan Completed core conversion; now operating with a new, fully integrated, state- of-the-art core tech system, enabling us to better serve our customers and team members Completed sale of Houston franchise; focusing on organic growth in Florida Continue to selectively invest in both business development and risk management personnel to drive incremental growth New locations and infrastructure changes ongoing as growth continues Accelerating digital transformation efforts We have the strong foundation to enable us to become a consistent top-quartile performer as Florida’s bank of choice.

Being leaders in innovation, quality, efficiency, and customer satisfaction Our Mission, Vision, and Precepts Mission Vision Precepts To provide our customers with the products, services and advice they need to achieve financial success, through our diverse, inclusive and motivated team that is personally involved with the communities we serve, all of which result in increased shareholder value. To be the bank of choice in the markets we serve. Consitently exceeding expectations (going above and beyond) Promoting a diverse and inclusive work environment where every person is given the encouragement, support, and opportunity to be successful Holding ourselves and each other accountable and always doing what is right Treating everyone as we expect to be treated Being the bank of choice in the markets we serve Providing the customer with the right products, services, and advice to meet their needs Investor Update | 7

Experienced Leadership Team Jerry Plush | Chairman and CEO Mr. Plush serves as the Company’s Chairman, President, and CEO since June 8, 2022, having served previously as Vice-Chairman & CEO since March 20, 2021, and as Vice Chairman since February 15, 2021. Mr. Plush is a highly respected financial services industry professional with over 35 years of senior executive leadership experience. Sharymar Calderon | SEVP, Chief Financial Officer Sharymar Calderón was appointed Executive Vice President, Chief Financial Officer (CFO) in June 2023 and Senior Executive Vice President in November 2024. Calderón is responsible for Amerant’s financial management, including treasury, financial reporting and accounting, financial analysis, strategy, investor relations, internal controls and corporate tax. Alberto Capriles | SEVP, Chief Risk Officer Alberto Capriles was appointed Senior Executive Vice President in January 2023 and named Chief Risk Officer in February 2018. He is responsible for all enterprise risk management oversight, including credit, market, operational and information security risk. Juan Esterripa | SEVP, Chief Commercial Banking Officer Juan Esterripa serves as Amerant Bank’s SEVP, Head of Commercial Banking since April 2023. He is a seasoned banking professional with significant experience in corporate and commercial banking. In his role, Esterripa oversees multiple business sectors, including commercial banking, commercial real estate, syndications, specialty finance, and treasury management. Carlos Iafigliola | SEVP, Chief Operating Officer Carlos Iafigliola was appointed Senior Executive Vice President, Chief Operating Officer (COO) in June 2023. He is responsible for Amerant’s loan and deposit operations, project management, technology services, procurement, facilities, and digital. Prior to his appointment as COO, Iafigliola served as CFO. Mariola Sanchez | SEVP, Chief People Officer Mariola Triana Sanchez was appointed Chief People Officer (CPO) in June 2022. She oversees Amerant’s human resources team, in addition to corporate communications, community relations, sustainability, and marketing. Prior to her appointment as CPO, she served as Amerant’s General Counsel. Laura Rossi | SVP, Head of Investor Relations & Strategy Laura Rossi was appointed Senior Vice President and Head of Investor Relations in March 2018 and has also served as Head of Strategy since June 2024, having previously led the Sustainability unit since August 2022. In her role, Rossi spearheads Amerant’s relationship with the investment community and rating agencies, as well as the Company’s strategic planning process. Investor Update | 8 Braden R. Smith | SEVP, Chief Business Development Officer Braden R. Smith was appointed Senior Executive Vice President and Chief Business Development officer in November 2024. He leads strategic growth initiatives, evaluates new business opportunities, and fosters partnerships to expand the bank’s influence.

Our Team

Workforce Demographics as of 12/31/23


Age
11%
31%
58%
<31
31–50
51+
Gender
49%
51%
Women
Men
Race/ Ethnicity*
3%
2%
4%
10%
81%
White, Non Hispanic
Hispanic
Black
Asian
Other

*Numbers do not include team members from Amerant Mortgage.

For the third consecutive year, Amerant Bank was certified as a Most Loved Workplace in Newsweek's annual rankings for the Top 100 Most Loved Workplaces® list – coming in at #41. The 2024 Top 100 Most Loved Workplaces® are the result of a collaboration with the Best Practice Institute (BPI), a leadership development and benchmark research company.


AMERICA'S
MOST LOVED WORKPLACES
2024
Newsweek
2024
CERTIFIED BY Best Practice Institute

Investor Update | 9

Company Updates

Recent Events Capital Raise On September 27, 2024, Amerant Bancorp Inc. (NYSE: AMTB) closed its public offering of 8,684,210 shares of its Class A voting common stock, at a price of $19.00 per share. The total gross proceeds from the offering were approximately $165 million, with net proceeds of $155.8 million. AMTB’s intended use of proceeds is general corporate purposes to support its continued organic growth, which may include, among other things, working capital, resolution of non-performing loans, investments in its banking subsidiary, and balance sheet optimization strategies. Houston Franchise Sale On November 8, 2024 Amerant Bank, N.A. completed the sale of its banking operations and six branches in Houston, Texas to MidFirst Bank, based in Oklahoma City, Oklahoma. The transaction included approximately $568 million of deposits and $474 million in loans, and had a deposit premium of $12.5 million and transaction costs of approximately $2.7 million. Securities Repositioning In early October 2024, the Bank completed the repositioning of its securities portfolio, which resulted in a total loss of $76.6 million (a $68.5 million loss recorded in 3Q24 and an $8.1 million loss recorded in 4Q24) and consisted of the sale of securities with an average yield of 3.2%, including a portion of the $220 million in securities previously designated as held to maturity, all securities with yields below 2.75% and all corporate debt securities, including bank sub debt. As a result of the securities repositioning, the AFS portfolio was derisked, with 99% of it having government guarantees as of year-end. Mid-Quarter Updates Share Repurchase Program In January 2025, the Company began stock buybacks under the currently approved $12.4 million Class A common stock repurchase program. The plan is being executed through a joint 10b5-1 and 10b-18 trading plan, whereby purchases are made daily based on the plan’s instructions, with predetermined amounts per day not to exceed 10,000 shares and a ceiling price per share of approximately 1.2x tangible book value (based on TBV as of 12/31/24). The the joint 10b5-1 and 10b-18 trading plan extends through the end of June 2025. Investor Update | 11

Mid-Quarter Updates (continued)

Hiring

- **International banking:** Six offers accepted, four of whom have already started.
- **Private banking:** three offers accepted; one has started in Tampa and two will come onboard in February.
- **Commercial banking:** two offers accepted; one in Broward and the other in Miami-Dade.
- Added senior C&I credit leader, starting later in 1Q25.

Credit

We have continued to work on prudent resolution of our special mention as well as non-performing and classified loans, with reductions quarter to date in 1Q25 primarily from payoffs, paydowns and note sales.

Special Mention Loans ($ in millions)


$5.4
$2.5
$2.5
4Q24
2/6/25
Estimated 2/28/25

Non-Performing Loans ($ in millions)


$104.1
$101.25
$85.1
4Q24
2/6/25
Estimated 2/28/25

Classified Loans ($ in millions)


$125.7
$122.6
$106.4
4Q24
2/6/25
Estimated 2/28/25

We continue to work diligently to have further significant reductions in non-performing and classified loans by the end of the first quarter.

Investor Update | 12

Digital Transformation Groundwork is set post FIS conversion for Amerant to continue enhancing digital capabilities and achieve core results. Amerant’s digital focus has aligned with the bank strategy to “strenghten our core,” now with a “digital-forward” outlook that is secure and transparent with evolving banking regulations. Digital Onboarding Customer-Facing API1 Library Customer Self- Servicing Portals AI2 Enhanced Team Member Experiences ERP3 Integrations API1 Enabled Payment Services 1API: Application Programming Interface for integration purposes, 2 Artificial Intelligence to increase efficiency, 3 Enterprise Resource Planning accounting systems to increase payment and TM capabilities. We’ve identified a wealth of opportunities by understanding our data and we are currently in the process of implementing plans to capture those opportunities. Completed successful technology reorganization. Enhanced payment capabilities for commercial and consumer clients. New FIS technology framework gives us the ability to grow organically or inorganically through acquisitions. FIS technology framework has given us a chance to clean and improve data quality to lay foundational steps for improved cross-sell, AI, and efficiency enhancements. Build upon new technology ecosystem to solidify and future-proof our evolving technology stack with a focus on deepening customer relationships through integrations and data, while creating on-going internal efficiencies. Expand digital cross-sell and marketing capabilities. Continue to focus on digital deposit onboarding for domestic and international clients. Leverage AI for enhanced decision-making, and improved efficiencies in Risk, BSA, and Sales. Investor Update | 13

Maximizing impact Unlocking the full potential of Sports Partnerships. Amerant Bank x Miami Heat: A Game-Changing Partnership Amerant Bank x Florida Panthers: A Championship Partnership Investor Update | 14

Amerant Bank x Miami Marlins: A Home Run Partnership. Amerant Bank x Tampa Bay Rays: Expanding Our Presence in Tampa Amerant Bank x FTL United FC: Empowering the Future of Women’s Soccer Investor Update | 15

Banking Center & Regional Office Updates

- **Miami Beach**
  Two banking centers – 41st Street is targeted for first half of 2025, Bay Harbor is targeted for the second half of 2025
  - Miami Beach (41st Street)
  - Miami Beach (Bay Harbor area)


AMERANT BANK
Miami Beach

- **Tampa**
  One banking center targeted for second half of 2025
  - Downtown Tampa
  - Evaluating prospective locations


COMING
SOON
Downtown Tampa

- **West Palm Beach**
  One banking center targeted for first half of 2025

West Palm Beach Regional Corporate Office
Targeted for First Half of 2025

- 525 Okeechobee Blvd., Suite 100, West Palm Beach, FL


AMERANT BANK
West Palm Beach

New Banking Center Performance Update

Balances as of 1/31/25

(figures in millions)

Banking Center	Opening Date	Total Deposits	Total Loans
Downtown Miami	4/26/24	$130.1	$48.3
Las Olas	3/5/24	$99.3	$17.8
Tampa	2/1/24	$21.9	$5.7
Key Biscayne	6/26/23	$58.1	$8.6

Total Portfolio balances reflect Retail and Business Banking, Private Banking and International Banking accounts booked.

Investor Update | 16

Performance Updates

4Q 2024 Highlights Investor Update | 18 Total assets were $9.9 billion, down by $455.4 million, compared to $10.4 billion in 3Q24 Cash and cash and equivalents were $590.4 million, down by $81.5 million, compared to $671.8 million in 3Q24 Total investments were at $1.50 billion, down by $44.6 million, compared to $1.54 billion in 3Q24 Total gross loans were $7.3 billion, down by $294.7 million, compared to $7.6 billion in 3Q24; excluding the sale of the Houston franchise and the pool of business-purpose, investment property, residential mortgage loans, 4Q loan growth was $255 million Total deposits were $7.9 billion, down by $256.9 million, compared to $8.1 billion in 3Q24; excluding the sale of the Houston franchise, 4Q deposits were up by $317 million FHLB advances were $745.0 million, down by $170.0 million, compared to $915.0 million in 3Q24 Total Capital Ratio was 13.43% compared to 12.72% in 3Q24 CET 1 was 11.21% compared to 10.65% in 3Q24 Tier 1 Capital Ratio was 11.95% compared to 11.36% in 3Q24 TCE Ratio was 8.77% compared to 8.51% in 3Q24 Net income attributable to the Company was $16.9 million, or $0.40 per diluted share compared to net loss of $48.2 million or diluted loss per share of $1.43 in 3Q24 NIM was 3.75% up by 26 basis points compared to 3.49% in 3Q24 Net Interest Income (“NII”) was $87.6 million, up $6.6 million, from $81.0 million in 3Q24 Provision for credit losses was $9.9 million, down by $9.1 million, compared to $19.0 million in 3Q24 Recorded $1.6 million in non-interest income and non-interest expense (no impact on P&L) in connection with the unwinding of the swap on a non-performing loan sold Balance Sheet Income Statement As Reported Adjustments Adjusted Securities Losses due to Portfolio Repositioning Non-interest income Non-interest expense PPNR $23.7 $83.4 $27.9 (2) (1) (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP (2) Represents core non-interest income, core non-interest expense and core PPNR, which are Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP (figures in millions) (as of December 31, 2024) (1) Gain on early extinguishment of FHLB Advances Net gain on Houston Franchise Sale Houston Franchise Sale transportation costs Loss on sale of investment property, residential mortgage loans $8.2 _ $8.2 $(1.4) _ $(1.4) $(12.6) _ $(12.6) _ $2.5 $2.5 _ $12.6 $12.6 $17.8 $68.2 $37.2

1Q25 Outlook Projected loan growth of approximately 15% (annualized) Projected deposit growth expected to match loan growth; continued focus on improving ratio of noninterest bearing to total deposits Loan to deposit target remains at 95% Net interest margin projected to be in the mid 3.60% range in 1Q25 Projected expenses of approximately $71 million in 1Q25 given investment in continued expansion and seasonal payroll taxes; continue to project to achieve 60% efficiency in second half of 2025 as we grow Will continue execution of prudent capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance returns Expect to repay $60 million in Senior Notes from cash already held at the holding company in early 2Q25. Other Items of Note Securities Portfolio repositioning completed in early October 2024 with $8.1 million in losses in 4Q24 Houston Franchise Sale completed on November 8, 2024 with deposit premium of $12.5 million and transaction costs of approximately $2.7 million Gain on early repayment of FHLB Advances of $1.4 million On December 27, 2024, sold a portfolio of approximately $71.4 million in business-purpose, investment property, residential mortgage loans with average interest rate of 7.13%; loss on sale of $12.6 million including estimated transaction costs. The loans were originated under an Uncommitted Credit and Guarantee Agreement (i.e., an uncommitted loan program) Paid quarterly cash dividend of $0.09 per common share on November 29, 2024 As of 4Q24 our borrowing capacity with either the FED or FHLB was $2.5 billion Assets under management increased $339.5 million to $2.9 billion, compared to $2.6 billion in 3Q24, primarily driven by net new assets and market valuations Investor Update | 19 In 2025 our focus is on the execution of our strategic plan The first two quarters of 2025 will continue to reflect increased investment in business development personnel to drive incremental growth, for both commercial and consumer banking Emphasis is on accelerating our digital transformation efforts Opening new regional office and banking center in West Palm Beach, two new locations in Miami Beach and a second one in downtown Tampa in the first half of 2025; continuing to opportunistically look at other locations Expect improved growth and profitability that results from the execution of our strategic plan Firmly committed to being the bank of choice in the markets we serve 2025 Overview

Key Performance Metrics NIB Deposits / Total Deposits Efficiency Ratio ROA ROE Tier 1 Capital Ratio Loan to deposit ratio was 92.5% compared to 93.2% in 3Q24 3Q24 18.3% 3Q24 228.74% 3Q24 (1.92)% 3Q24 (24.98)% 3Q24 1 11.36% 4Q24 19.2% 4Q24 74.91% 4Q24 0.67% 4Q24 7.38% 4Q24 1. 11.95% Strong organic deposit growth Other Highlights 4Q24 All capital ratios substantially above “well-capitalized” levels Investor Update | 20 * Non-GAAp Financial Measure. See Appendix 1 for a reconcilliation to GAAP measures. Excluding non-routine items ($15.1 million in non-routine expenses and $5.9 million in non-routine noninterest income), the core metrics were as follows during 4Q24: Core Efficiency Ratio* was 64.71% compared to 69.29% in 3Q24 Core ROA* was 0.83% compared to 0.37% in 3Q24 Core ROE* was 9.25% compared to 4.80% in 3Q24 (as of December 31, 2024) Net Interest Margin 3Q24 3.49% 4Q24 3.75% ACL / Total Loans held for investment 3Q24 1 1.15% 4Q24 1. 1.18%

Deposit Composition Deposit Composition ($ in millions, except for percentages) Transaction Deposits Brokered Deposits Customer CDs Non-Interest Bearing Demand Deposits Cost of Total Deposits International Deposits 33% of Total Deposits Avg. account balance: $43,000 2023 $2,4652023 $5,430 2022 $2,4232022 $4,621 2021 $2,4942021 $3,137 4Q23 1Q24 2Q24 3Q24 4Q24 $1,482 $8,1118,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 2024 $2,5762024 $5,278 Domestic Deposits 67% of Total Deposits Avg. account balance: $135,000 2.99% $702 $1,702 $4,225 Investor Update | 21 $1,427 $7,895 2.88% $737 $1,578 $4,153 As of December 31, 2024 As of December 31, 2024 $1,397 $1,465 $7,878 $7,816 3.00% 2.98% $650 $1,595 $4,236 $700 $1,611 $4,040 (as of December 31, 2024) $1,504 $7,854 2.76% $702 $1,533 $4,115

Loan Composition

(as of December 31, 2024)

Loan Composition [1]

($ in millions, except for percentages)



5.4%
20.4%
16.2%
20.9%
7.09%
37.2%
4Q23
4.8%
21.6%
17.0%
22.5%
7.05%
34.1%
1Q24
4.2%
21.7%
16.4%
22.7%
7.08%
35.0%
2Q24
3.8%
21.4%
16.2%
23.9%
7.08%
34.7%
3Q24
3.8%
21.3%
13.9%
26.4%
7.00%
34.7%
4Q24
Owner Occupied
Consumer
CRE
Commercial and FI & Acceptances
Single Family Residential
Average Loan Yield

Loans by Domicile [1]



99%
Domestic
International

Geographic Mix of Loans [1]



91.5%
3.0%
4.0%
1.6%
South Florida
New York
Tampa
Other [2]

(1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 3Q24 and 2Q24 also includes loans held for sale carried at the lower of cost or fair value in connection with the Houston Transaction. 4Q23 also includes loans held for sale carried at the lower of cost and estimated fair value related to the sale of certain Houston-CRE loans, which closed in the first quarter of 2024.

(2) Consists of international loans, primarily residential loans with U.S. collateral.

Investor Update | 22

Credit Quality Update

(as of December 31, 2024)

Allowance for Credit Losses ($ in millions)


$79.9
$(7.4)
$2.7
$5.1
$2.5
$0.5
$1.7
$85.0
3Q24
Gross Charge-offs
Recoveries
Requirement for Charge-offs
Specific Reserves Change
Credit Quality and Macroeconomic Changes
Loan Growth
4Q24

Special Mention Loans ($ in millions)


$76.4
$(17.6)
$(34.1)
$(19.3)
$5.4
3Q24
Upgrades to Pass
Downgrades to Substandard
Payoffs/ Paydowns
4Q24

Remarks

- The downgrades to Substandard consist of one commercial relationship and one CRE FL hotel loan with a cash collateral portion upgraded to "pass" and the residual balance downgraded further.
- Upgrades of one CRE FL retail loan, one owner-occupied loan and the cash collateral portion of the CRE loan mentioned above.
- Payoffs consist of two owner-occupied relationships.

Classified Loans ($ in millions)


$114.2
$49.7
$(0.7)
$(3.4)
$(7.4)
$(7.3)
$(19.4)
$125.7
3Q24
Downgrades to Substandard
Upgrade
Transfer to OREO
Charge-offs
Sold
Payoffs/Paydowns
4Q24

Remarks

- The downgrades to substandard includes one CRE construction loan in addition to the two loans downgraded from special mention described in the previous slide
- Transfer to OREO includes one commercial/owner occupied relationship
- Loans sold include two CRE FL loans, which were sold at par
- Charge-offs are primarily related to indirect consumer portfolio and smaller commercial loans

Payoffs includes one owner occupied loan and one commercial loan, and pay downs include four commercial loans

Investor Update | 23

Capital 13.43% 8.77% 11.21% $20.56 Total Capital Ratio Regulatory Minimum (1) : 10.00% Common Equity Tier 1 Capital (CET1) Ratio Regulatory Minimum (1): 6.50% TCE Ratio (2,3,4) TBV/Share (4) Capital Allocation Strategy Class A Common Stock Repurchase Program In 2024, the Company repurchased a total of 344,326 shares for $7.5 million. In 1Q25, as of February 6, 2026, the Company has repurchased an additional 99,226 shares for $2.3 million Return of capital to shareholders through quarterly cash dividend 1.61%(5) annualized dividend yield as of December 31, 2024 and dividend expected to remain unchanged in near-term. (1) Regulatory minimum to be considered “Well Capitalized”. (2) Includes $39.8 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. (3) There were no debt securities held to maturity at December 31, 2024. (4) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (5) Based on share price at the close of market on December 31, 2024. Investor Update | 24 (as of December 31, 2024)

Liquidity Regular testing of lines of credit; satisfactory results have been obtained as of December 31, 2024 Daily monitoring of Federal Reserve Bank account balances as well as large fund providers Daily analysis of lending pipeline and deposit gathering opportunities and their impact on cash flow projections Targets associated with liquidity stress test scenarios Targets for deposit concentration Limits on liquidity ratios Active collateral management of both loan and investment portfolios with lending facilities at FHLB and FRB 99% of the total securities portfolio has government guarantee, while the remainder is rated investment grade Total advances with the FHLB were $745 million Borrowing capacity with the FED and FHLB is approximately $2.5 billion, including both securities and loans as collateral Strong level of cash on hand: $529 million as of 4Q24 at the Federal Reserve Bank (“FRB”) account Continued efforts to improve ratio of uninsured deposits to total deposits by offering FDIC insurance through Insured Cash Sweep (“ICS”) Prudently utilizing our $12.4 million share repurchase program through 2025 with a focus on liquidity management and capital preservation Our standard liquidity management practices include: Available line of credit with the FED & FHLB as of 4Q24: Additional actions that strenghten liquidity position: Investor Update | 25 (as of December 31, 2024)

Supplemental Information

3.56% $79.4 Net Interest Income and NIM ($ in millions, except for percentages) Net Interest Income (NII) and NIM (%) Total Deposits Beta Evolution Cost of Funds Cumulative Beta Quarterly Beta Net Interest Income NIM 2 0 90 80 70 60 50 40 30 20 10 0 0.75 0.50 0.25 0 4Q24 3Q24 $78.0 3.51% 3.72% $81.7 4Q23 1Q24 4Q23 2Q24 1Q24 3Q24 2Q24 3.72% 1.41% 4.07% 3.15% Cost of Deposits (Domestic) Cost of Deposits (International) Cost of FHLB Advances Cost of Funds 3Q24 4Q24 0.47 0.49 0.49 Investment Portfolio Balances and Yields (1) ($ in millions) Available for Sale (AFS) Marketable Equity Securities (2) Held to Maturity (HTM) Yield 1,500 1,000 500 0 $2.5 $2.5 4Q23 3Q24 4Q24 $226.6 $1,217.5 $1,476.4 $1,437.2 4.17% 4.19% 4.73% $2.6 Fixed vs. Floating (3) September 2024 4.9 yrs Effective Duration Fixed rate Floating rate 14.3% 85.7% Available for Sale Securities by Type December 31, 2024 U.S. Gov’t agency and sponsored enterprise commercial MBS; 9.9% Non-agency MBS and other; 1.0% U.S. Gov’t sponsored enterprises residential MBS; 87.9% U.S. Gov’t agency and sponsored enterprise obligations; 1.2% (1) Excludes Federal Reserve Bank and FHLB stock (2) Based on estimated prepayment speeds Investor Update | 27 0.54 4Q23 3.71% 1.14% 3.89% 3.01% Expected Prepayments & Maturities ($ in millions) N/A N/A 3.78% 1.39% 3.48% 3.09% 3.74% 1.42% 3.79% 3.11% 1Q24 2Q24 3.49% $81.0 (0.02) December 2024 5.2 yrs Effective Duration 16.8% 83.2% 1Q25 2Q25 3Q25 4Q25 4.74% 4.89% 4.88% 5.07% 27.4 30.6 47.8 39.5 Expected Prepayments & Maturities Maturing Yield % 75.0 50.0 25.0 0.0 4Q24 3.75% $87.6 0.27 0.62 3.39% 1.38% 4.04% 2.94%

Interest Rate Sensitivity

Impact on NII from Interest Rate Change [(1)]

As of December 31, 2024


($ in Millions)
(8.3)%
(3.8)%
(1.9)%
0%
3.7%
5.3%
6.8%
331
347
354
361
374
380
385
-200 bps
-100 bps
-50 bps
BASE
+50 bps
+100 bps
+200 bps
Net Interest Income
Change from base

Impact on AFS from Interest Rate Change [(1)]

As of December 31, 2024


($ in Millions)
1,557
1,503
1,470
1,435
1,400
1,362
1,285
8.5%
4.8%
2.4%
0%
(2.5)%
(5.1)%
(10.5)%
-200 bps
-100 bps
-50 bps
MV
+50 bps
+100 bps
+200 bps
AFS
Change from MV


Expected AOCL Accretion
(20,000)
(40,000)
(60,000)
(54,829)
(42,046)
approx.
23% drop
in AOCL
4Q24
4Q25
(estimated)

Loan Portfolio Details

As of December 31, 2024


By Rate Type
Adjustable
55%
Fixed
45%


By Repricing Term
5+ years;
30%
4-5 years;
6%
1-3 years; 4%
<1 year;
60%


By Interest Type
SOFR
40%
Prime
13%
UST 2%
Fixed
45%


By Floors
5-6.75%;
22%
3.5-5%;
10%
2-3.5%;
12%
0.5-2%; 2%
No Floor;
54%

(1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve.

Investor Update | 28

Commercial Real Estate (CRE) Held for Investment-Detail

Outstanding as of December 31, 2024
($ in millions, except %)

CRE Type	FL	TX	NY	Other	Total	% Total CRE	% Total Loans [1]	Income Producing [2]	Land and Construction
Retail	$603	$19	$83	15	$720	29.0%	10.0%	$720	-
Multifamily	296	60	84	15	455	18.0%	6.0%	336	119
Office	339	3	40	64	446	18.0%	6.0%	446	-
Hotels	250	-	-	47	297	12.0%	4.0%	289	8
Industrial	59	4	15	-	78	3.0%	1.0%	78	-
Specialty	143	-	-	36	179	7.0%	2.0%	145	34
Land	286	-	-	49	335	13.0%	5.0%	-	335
Total CRE	**$1,976**	**$86**	**$222**	**$226**	**$2,510**	**100.0%**	**34%**	**$2,014**	**$496**

(1) Calculated as a percentage of loans held for investment only
(2) Income producing properties include non-owner occupied and multi-family residential loans

Credit Quality



NPLs/Total Loans and NPAs/Total Assets
0.47%
0.56%
0.43%
0.51%
1.38%
1.24%
1.52%
1.25%
1.43%
1.23%
4Q23
1Q24
2Q24
3Q24
4Q24
NPLs / Total Loans
NPAs / Total Assets



Allowance for Credit Losses
($ in millions)
$95.5
$96.1
$94.4
$79.9
$85.0
1.39%
1.38%
1.41%
1.15%
1.18%
4Q23
1Q24
2Q24
3Q24
4Q24
Allowance for credit Losses
ACL as a % of Total Loans held for investment



Allowance for Credit Losses / Total NPL
2.8x
3.2x
0.9x
0.7x
0.8x
4Q23
1Q24
2Q24
3Q24
4Q24



Net Charge-Offs / Average Total Loans Held for Investment
0.85%
0.69%
1.13%
1.90%
0.26%
4Q23
1Q24
2Q24
3Q24
4Q24

Investor Update | 29

Investor Update | 30 $0.40 Change in Diluted Earnings (Loss) Per Common Share EPS Trend Provision for Credit Losses Capital Raise3Q24 Core PPNR* Net Non-Routine Items 4Q24 $0.27 $3.00 $2.00 $1.00 $- $(1.00) $(1.50) $(2.00) * Refers to core PPNR which is a non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. $0.18 Income Tax Expense $1.92 $(0.44) As of December 31, 2024 $(1.43) $(0.10)

Glossary Investor Update | 31 • TCE Ratio - 4Q24 includes $39.8 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total Gross Loans - includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits - there were no brokered transaction deposits in 4Q24, 3Q24, 2Q24 and 1Q24, while 4Q23 include brokered transaction deposits of $17 million. 4Q24, 3Q24, 2Q24, 1Q24, and 4Q23 brokered time deposits were $702 million , $702 million, $700 million, $650 million and $720 million, respectively. • Average deposit account balances in Deposit Mix Slide calculated as of December 31, 2024 • Cost of Total Deposits - Annualized and calculated based upon the average daily balance of total deposits. • ROA- calculated based upon the average daily balance of total assets • ROE - calculated based upon the average daily balance of stockholders’ equity • Loans Held for Investment - excludes loans held for sale carried at fair value and loans held for sale carried at the lower of estimated fair value or cost • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment - Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses - Total loans exclude loans held for sale • Cost of Deposits - Calculated based upon the average balance of total non interest bearing and interest bearing deposits. • Cost of Funds - Calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and non interest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter. • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI/ AOCL - Accumulated Other Comprehensive Income/Loss • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • C&I -Commercial and Industrial • EPS - Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL -Non-Performing Loans • NPA -Non-Performing Assets • NIB -Noninterest Bearing • NII -Net Interest Income • NIM -Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio - Tangible Common Equity ratio

Appendix

AMERANT

Exhibit 2- Non-GAAP Financial Measures Reconciliation

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, enhancement of the bank owned life insurance and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

	Three Months Ended,					Years Ended December 31,	
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	2024	2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 16,881	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ (15,752)	$ 32,490
Plus: provision for credit losses [(1)]	9,910	19,000	19,150	12,400	12,500	60,460	61,277
Plus: provision for income tax (benefit) expense	1,142	(13,728)	1,360	2,894	(2,972)	(8,332)	10,539
Pre-provision net revenue (PPNR)	27,933	(42,892)	25,473	25,862	(7,595)	36,376	104,306
Plus: non-routine noninterest expense items	15,148	5,672	5,562	—	43,094	26,382	66,152
(Less) plus: non-routine noninterest income items	(5,864)	68,484	(28)	206	(5,688)	62,798	(28,468)
Core pre-provision net revenue (Core PPNR)	$ 37,217	$ 31,264	$ 31,007	$ 26,068	$ 29,811	$ 125,556	$ 141,990
Total noninterest income	$ 23,684	$ (47,683)	$ 19,420	$ 14,488	$ 19,613	$ 9,909	$ 87,496
Less: Non-routine noninterest income items:							
Derivative (losses) gains, net	—	—	(44)	(152)	(151)	(196)	28
Securities (losses) gains, net [(2)]	(8,200)	(68,484)	(117)	(54)	33	(76,855)	(10,989)
Bank owned life insurance charge [(3)]	—	—	—	—	(655)	—	(655)
Gain on sale of Houston Franchise [(11)]	12,636	—	—	—	—	12,636	—
Gains on early extinguishment of FHLB advances, net	1,428	—	189	—	6,461	1,617	40,084
Total non-routine noninterest income items	$ 5,864	$ (68,484)	$ 28	$ (206)	$ 5,688	$ (62,798)	$ 28,468
Core noninterest income	$ 17,820	$ 20,801	$ 19,392	$ 14,694	$ 13,925	$ 72,707	$ 59,028
Total noninterest expenses	$ 83,386	$ 76,208	$ 73,302	$ 66,594	$ 109,702	$ 299,490	$ 311,355
Less: non-routine noninterest expense items							
Restructuring costs [(4)]							
Staff reduction costs [(5)]	—	—	—	—	1,120	—	4,006
Contract termination costs [(6)]	—	—	—	—	—	—	1,550
Consulting and other professional fees and software expenses [(7)]	—	—	—	—	1,629	—	6,379
Disposition of fixed assets [(8)]	—	—	—	—	—	—	1,419
Branch closure and related charges [(9)]	—	—	—	—	—	—	2,279
Total restructuring costs	$ —	$ —	$ —	$ —	$ 2,749	$ —	$ 15,633
Other non-routine noninterest expense items:							
Losses on loans held for sale carried at the lower cost or fair value [(10)(11)]	12,642	—	1,258	—	37,495	13,900	43,057
Other real estate owned valuation expense[(12)]	—	5,672	—	—	—	5,672	2,649
Goodwill and intangible assets impairment [(11)]	—	—	300	—	1,713	300	1,713
Fixed assets impairment [(11)(13)]	—	—	3,443	—	—	3,443	—
Legal, broker fees, and other costs [(11)]	2,506	—	561	—	—	3,067	—
Bank owned life insurance enhancement costs [(3)]	—	—	—	—	1,137	—	1,137
Impairment charge on investment carried at cost	—	—	—	—	—	—	1,963
Total non-routine noninterest expense items	$ 15,148	$ 5,672	$ 5,562	$ —	$ 43,094	$ 26,382	$ 66,152
Core noninterest expenses	$ 68,238	$ 70,536	$ 67,740	$ 66,594	$ 66,608	$ 273,108	$ 245,203

(in thousands, except percentages and per share data)	Three Months Ended, December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	Years Ended December 31, 2024	2023
Net income (loss) attributable to Amerant Bancorp Inc.	$ 16,881	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ (15,752)	$ 32,490
Plus after-tax non-routine items in noninterest expense:							
Non-routine items in noninterest expense before income tax effect	15,148	5,672	5,562	—	43,094	26,382	66,152
Income tax effect [14]	(3,409)	(1,332)	(1,196)	—	(8,887)	(5,937)	(13,892)
Total after-tax non-routine items in noninterest expense	11,739	4,340	4,366	—	34,207	20,445	52,260
(Less) plus: before-tax non-routine items in noninterest income:							
Non-routine items in noninterest income before income tax effect	(5,864)	68,484	(28)	206	(5,688)	62,798	(28,468)
Income tax effect [14]	(1,596)	(15,411)	6	(44)	1,032	(17,045)	5,978
Total after-tax non-routine items in noninterest income	(7,460)	53,073	(22)	162	(4,656)	45,753	(22,490)
BOLI enhancement tax impact [3]	—	—	—	—	2,844	—	2,844
Core net income	$ 21,160	$ 9,249	$ 9,307	$ 10,730	$ 15,272	$ 50,446	$ 65,104
Basic earnings (loss) per share	$ 0.40	$ (1.43)	$ 0.15	$ 0.32	$ (0.51)	$ (0.44)	$ 0.97
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.28	0.13	0.13	—	1.11	0.57	1.64
(Less) plus: after tax impact of non-routine items in noninterest income	(0.18)	1.57	—	—	(0.14)	1.28	(0.67)
Total core basic earnings per common share	$ 0.50	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 1.41	$ 1.94
Diluted earnings (loss) per share [16]	$ 0.40	$ (1.43)	$ 0.15	$ 0.31	$ (0.51)	$ (0.44)	$ 0.96
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.28	0.13	0.13	—	1.11	0.57	1.63
(Less) plus: after tax impact of non-routine items in noninterest income	(0.18)	1.57	—	0.01	(0.14)	1.28	(0.66)
Total core diluted earnings per common share	$ 0.50	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 1.41	$ 1.93
Net income (loss) / Average total assets (ROA)	0.67 %	(1.92)%	0.21 %	0.44 %	(0.71)%	(0.16)%	0.34 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	0.46 %	0.18 %	0.17 %	— %	1.55 %	0.21 %	0.58 %
(Less) plus: after tax impact of non-routine items in noninterest income	(0.30)%	2.11 %	— %	— %	(0.20)%	0.46 %	(0.23)%
Core net income / Average total assets (Core ROA)	0.83 %	0.37 %	0.38 %	0.44 %	0.64 %	0.51 %	0.69 %
Net income (loss) / Average stockholders' equity (ROE)	7.38 %	(24.98)%	2.68 %	5.69 %	(9.22)%	(1.99)%	4.39 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [15]	5.13 %	2.25 %	2.36 %	— %	19.96 %	2.58 %	7.44 %
(Less) plus: after tax impact of non-routine items in noninterest income	(3.26)%	27.53 %	(0.01)%	0.09 %	(2.51)%	5.78 %	(3.04)%
Core net income / Average stockholders' equity (Core ROE)	9.25 %	4.80 %	5.03 %	5.78 %	8.23 %	6.37 %	8.79 %
Efficiency ratio	74.91 %	228.74 %	74.21 %	72.03 %	108.30 %	89.17 %	75.21 %
(Less): impact of non-routine items in noninterest expense and noninterest income	(10.20)%	(159.45)%	(5.61)%	(0.16)%	(38.63)%	(20.66)%	(11.60)%
Core efficiency ratio	64.71 %	69.29 %	68.60 %	71.87 %	69.67 %	68.51 %	63.61 %

(in thousands, except percentages, share data and per share data) December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 2024 2023 Stockholders' equity $ 890,467 $ 902,888 $ 734,342 $ 738,085 $ 736,068 $ 890,467 $ 736,068 Less: goodwill and other intangibles (17) (24,314) (24,366) (24,581) (24,935) (25,029) (24,314) (25,029) Tangible common stockholders' equity $ 866,153 $ 878,522 $ 709,761 $ 713,150 $ 711,039 $ 866,153 $ 711,039 Total assets 9,897,691 10,353,127 9,747,738 9,817,772 9,716,327 9,897,691 9,716,327 Less: goodwill and other intangibles (17) (24,314) (24,366) (24,581) (24,935) (25,029) (24,314) (25,029) Tangible assets $ 9,873,377 $ 10,328,761 $ 9,723,157 $ 9,792,837 $ 9,691,298 $ 9,873,377 $ 9,691,298 Common shares outstanding 42,127,316 42,103,623 33,562,756 33,709,395 33,603,242 42,127,316 33,603,242 Tangible common equity ratio 8.77% 8.51% 7.30% 7.28% 7.34% 8.77% 7.34 % Stockholders' book value per common share $ 21.14 $ 21.44 $ 21.88 $ 21.90 $ 21.90 $ 21.14 $ 21.90 Tangible stockholders' book value per common share $ 20.56 $ 20.87 $ 21.15 $ 21.16 $ 21.16 $ 20.56 $ 21.16 Tangible common stockholders' equity $ 866,153 $ 878,522 $ 709,761 $ 713,150 $ 711,039 $ 866,153 $ 711,039 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (18) — — (20,304) (18,729) (16,197) — (16,197) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 866,153 $ 878,522 $ 689,457 $ 694,421 $ 694,842 $ 866,153 $ 694,842 Tangible assets $ 9,873,377 $ 10,328,761 $ 9,723,157 $ 9,792,837 $ 9,691,298 $ 9,873,377 $ 9,691,298 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (18) — — (20,304) (18,729) (16,197) — (16,197) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 9,873,377 $ 10,328,761 $ 9,702,853 $ 9,774,108 $ 9,675,101 $ 9,873,377 $ 9,675,101 Common shares outstanding 42,127,316 42,103,623 33,562,756,000 33,709,395,000 33,603,242 42,127,316 33,603,242 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 8.77% 8.51% 7.11% 7.10% 7.18% 8.77% 7.18 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 20.56 $ 20.87 $ 20.54 $ 20.60 $ 20.68 $ 20.56 $ 20.68 Three Months Ended, Years Ended December 31, ____________ (1) Includes provision for credit losses on loans and provision for loan contingencies. Selected Financial of the press release issued by the Company to report the financial results for the fiscal quarter and year ended December 31, 2024 (the “Press Release”) which is attached as Exhibit 99.1 to a Current Report on Form 8-K furnished with the SEC on January 22, 2025. (2) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024. (3) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (4) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, promoting the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (5) Staff reduction costs consist of severance expenses related to organizational rationalization. (6) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (7) In the three months and year ended December 31, 2023, includes an aggregate of $1.6 million and $6.4 million, respectively, of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. The transition to FIS was completed in 2023, therefore, there were no significant nonrecurrent expenses in connection with engagement of FIS in all the other periods shown. (8) Includes expenses in connection with the disposition of fixed assets due to the write-off of in-development software in the year ended December 31, 2023. (9) In the year ended December 31, 2023, includes expenses of $0.3 million in connection with the closure of a branch in Houston, Texas in 2023. In addition, in the year ended December 31, 2023, includes $0.9 million of accelerated amortization of leasehold improvements and $0.6 million of right-of-use, or ROU asset impairment, associated with the closure of a branch in Miami, Florida in 2023. Also, in the year ended December 31, 2023, includes $0.5 million of ROU asset impairment associated with the closure of a branch in Houston, Texas in 2023. (10) In the three months and year ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million. In each of the three months and year ended December 31, 2023, includes: (i) a fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston-based CRE loans held for sale which are carried at the lower of fair value or cost, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of fair value or cost. In the year ended December 31, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of fair value or cost. (11) In the three months and year ended December 31, 2024, amounts shown are in connection with the Houston Transaction. (12) In the year ended December 31, 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities. (13) Related to Houston branches and included as part of occupancy and equipment expenses. See Exhibit 5 – Noninterest Expense of the Press Release for additional information. (14) In the year ended December 31, 2024, income tax effect amounts on nonroutine items of noninterest income and expense were calculated using estimated tax rates of 27.14% and 22.50%, respectively. In the year ended December 31, 2023, amounts were calculated using an estimated tax rate of 21.00%. In the three months ended March 31, 2024, amounts were calculated based upon the effective tax rate for the period of 21.50%. For all of the other periods shown, amounts represent the difference between the current and prior period year-to-date tax effect. (15) In the three months and year ended December 31, 2023, per share amounts and percentages were calculated using the after- tax impact of non-routine items in noninterest expense of $34.2 million and $52.3 million, respectively, and BOLI tax impact of $2.8 million in each period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (16) See 2023 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (17) At December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, other intangible assets primarily consist of naming rights of $2.0 million, $2.1 million, $2.3 million, $2.4 million and $2.5 million, respectively, and mortgage servicing rights (“MSRs”) of $1.5 million, $1.4 million, $1.5 million, $1.4 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (18) There were no debt securities held to maturity at December 31, 2024 and September 30, 2024. As of June 30, 2024, March 31, 2024 and December 31, 2023, amounts were calculated based upon the fair value of debt securities held to maturity, and assuming a tax rate of 25.38%, 25.40% and 25.36%, respectively.

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